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Exhibit 10.20

FORFEITURE AGREEMENT

        FORFEITURE AGREEMENT is made and entered into as of September 8, 2009 (this "Agreement"), by and among (i) PROSPECT ACQUISITION CORP., a Delaware corporation ("Prospect"), (ii) DE GUARDIOLA ADVISORS, INC., a Delaware corporation ("DGA"), (iii) DE GUARDIOLA HOLDINGS, INC., a Delaware corporation ("DGH"), (iv) Flat Ridge Investments LLC, LLM Structured Equity Fund L.P., LLM Investors L.P., CMS Platinum Fund, L.P., SJC Capital LLC, Michael P. Castine, Daniel Gressel, Michael Downey, James J. Cahill and John Merchant (collectively, the "Prospect Founders"), and (v) KENNEDY-WILSON, INC., a Delaware corporation ("KW").

RECITALS

        WHEREAS, Prospect, KW Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of Prospect ("Merger Sub") and KW are concurrently entering into that certain Agreement and Plan of Merger (the "Merger Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Merger Agreement), pursuant to which, among other things, Merger Sub will be merged with and into KW, with KW to be the surviving corporation; and

        WHEREAS, as an inducement to KW entering into the Merger Agreement, the Prospect Founders have agreed to forfeit an aggregate of 2,575,000 of their shares of Prospect Common Stock.

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, and intending to be legally bound hereby, the parties agree as follows:

AGREEMENT

        Section 1    Forfeiture and Cancellation of Prospect Common Stock.

          (a)   Each of the Prospect Founders agrees that, immediately prior to and contingent upon the Closing under the Merger Agreement, he, she or it shall surrender to Prospect for cancellation stock certificates representing a number of shares of Prospect Common Stock set forth next to each Prospect Founder's name on Schedule 1 hereto under the heading "Shares Forfeited to Prospect" (the "Forfeited Shares").

          (b)   Each of the Prospect Founders (i) represents and warrants that he, she or it owns his, her or its Forfeited Shares free and clear of liens or encumbrances other than the transfer restrictions set forth in such Prospect Founder's Letter Agreement, dated as of November 14, 2007, by and among such Prospect Founder, Prospect and Citigroup Global Markets Inc. or in that certain Escrow Agreement, dated as of November 14, 2007, by and among Prospect, the Prospect Founders and Continental Stock Transfer & Trust Company, and (ii) agrees that he, she or it shall not incur any additional liens or encumbrances on the Forfeited Shares prior to the Closing under the Merger Agreement.

          (c)   Each of the Prospect Founders acknowledges and agrees that KW would not have entered into the Merger Agreement if the Prospect Founders had not entered into this Agreement concurrently therewith.

        Section 2    Stock Issuance to DGH.

          (a)   Subject to the terms and conditions and in reliance upon the representations, warranties and agreements set forth herein, at the Closing under the Merger Agreement, in consideration of DGA's engagement by Prospect under the letter agreement, dated as of August 10, 2009, between DGA and Prospect (the "Engagement Letter"), Prospect shall issue to DGH 375,000 shares of Prospect Common Stock (the "Advisor Shares").

          (b)   DGA agrees that Prospect's delivery of the Advisor Shares shall be in full and complete satisfaction of Prospect's obligation to pay the equity portion of the Transaction Fee pursuant to and as defined in the Engagement Letter.

        Section 3    Representations and Warranties.    Each party hereto hereby represents and warrants to each other party, as of the date hereof and as of Closing, as follows:

          (a)    Power and Authority.    Such party has the full power and authority to enter into this Agreement and to perform its obligations under this Agreement in accordance with the provisions of this Agreement. This Agreement has been duly authorized, executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles.

          (b)    No Conflicts.    The execution and delivery of this Agreement by such party does not, and, the performance of, and compliance with, the terms of this Agreement by such party, will not, (i) conflict with or violate any provision of any law, statute, judgment, injunction, decree, ruling or resolution to which such party is subject, (ii) violate its organizational documents, if applicable, or (iii) conflict with or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or that is applicable to such party or any of its assets, or any order or decree applicable to such party.

          (c)    Consents.    No permit, authorization, consent or approval of or by, or any notification of or registration, declaration or filing with, any person (governmental or private) is required to be obtained or made by such party in connection with the execution, delivery and performance by it of this Agreement or the consummation by such party of the transactions contemplated hereby.

        Section 4    Additional Representation and Warranties of DGH.    DGH hereby represents and warrants to Prospect, as of the date hereof and as of Closing, as follows:

          (a)    Accredited Investor.    DGH is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act, and understands that Prospect has relied upon its being an accredited investor in deciding to proceed with the transactions contemplated hereby, and in ascertaining the requirements of law applicable to the issuance of the Advisor Shares pursuant to Section 2 of this Agreement. DGH's financial condition is such that DGH is able to bear all economic risks of investment in the Advisor Shares, including a complete loss of DGH's investments therein. DGH acknowledges that Prospect has provided it with adequate access to financial and other information concerning Prospect as requested and that it has had the opportunity to ask questions of and receive answers from Prospect concerning the transactions contemplated under this Agreement and to obtain therefrom any additional information necessary to make an informed decision regarding an investment in Prospect.

          (b)    Investment.    DGH is acquiring the Advisor Shares from Prospect in a private placement for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same, and DGH has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

          (c)    Unregistered Securities.    DGH acknowledges and agrees that the Advisor Shares must be held indefinitely until such time as they are subsequently registered under the Securities Act or an exemption from such registration is available. DGH has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which currently permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among

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  other things: the availability of certain current public information about Prospect, minimum holding periods and restrictions on the number of shares sold in a given period.

        Section 5    Termination.    This Agreement shall automatically terminate and have no further force and effect upon the termination of the Merger Agreement.

        Section 6    Miscellaneous.

          (a)    Notices.    All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon receipt by the parties at the addresses set forth on the signature pages (or at such other address for a party as shall be specified in writing to all other parties).

          (b)    Amendments; Waivers.    No provision of this Agreement may be waived or amended except in a written instrument signed by all of the parties hereto. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

          (c)    Interpretation.    When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The terms "hereof," "herein," and "hereby" and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

          (d)    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          (e)    Counterparts; Facsimile Execution.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Facsimile or electronic execution and delivery of this Agreement is legal, valid and binding for all purposes.

          (f)    Entire Agreement; Third Party Beneficiaries.    This Agreement, taken together with all Schedules hereto (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the transactions contemplated hereby and (b) is not intended to confer upon any Person other than the parties any rights or remedies.

          (g)    Governing Law.    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          (h)    Consent to Jurisdiction; Waiver of Jury Trial.    (i) Each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this

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  Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns, shall be brought and determined exclusively in any state or federal court within the City of New York, New York. Each of the parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (1) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 6(h), (2) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (3) to the fullest extent permitted by applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Agreement, or the subject mater hereof, may not be enforced in or by such courts.

             (ii)  EACH OF THE PARTIES IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTION DOCUMENTS, THE TRANSACTION OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

          (i)    Assignment.    Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and permitted assigns.

[Remainder of Page Intentionally Left Blank.]

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PROSPECT ACQUISITION CORP.
By:	/s/ David A. Minella
Name: David A. Minella Title: Chairman and CEO Address: 9130 Galleria Court, Suite 318 Naples, FL 34109
With a copy to:
Bingham McCutchen LLP 399 Park Avenue New York, NY 10022 Attention: Floyd I. Wittlin, Esq.
DE GUARDIOLA ADVISORS, INC.
By:	/s/ Roberto De Guardiola
Name: Roberto De Guardiola Title: President Address: 405 Park Avenue New York, NY 10022
DE GUARDIOLA HOLDINGS, INC.
By:	/s/ Roberto De Guardiola
Name: Roberto De Guardiola Title: President Address: 405 Park Avenue New York, NY 10022
KENNEDY-WILSON, INC.
By:	/s/ William J. McMorrow
Name: William J. McMorrow Title: Chief Executive Officer Address: 9601 Wilshire Blvd. Beverly Hills, CA 90210

Prospect Founders:
FLAT RIDGE INVESTMENTS LLC
By:	/s/ David A. Minella
Name: David A. Minella Title: Managing Member Address: 814 Hollow Tree Ridge Road Darien, CT 06820
LLM STRUCTURED EQUITY FUND L.P.
By:	/s/ Patrick J. Landers
Name: Patrick J. Landers Title: Managing Director, LLM Capital Partners LLC Address: 205 Franklin Street Boston, MA 02110
LLM INVESTORS L.P.
By:	/s/ Patrick J. Landers
Name: Patrick J. Landers Title: Managing Director, LLM Capital Partners LLC Address: 205 Franklin Street Boston, MA 02110
CMS PLATINUM FUND, L.P.
By:	/s/ William Landman
Name: William Landman Title: Address: 308 E. Lancaster Avenue Wynnewood, PA 19096

SJC CAPITAL LLC
By:	/s/ William Cvengros
Name: William Cvengros Title: Manager and CEO Address: 31975 Peppertree Bend San Juan Capistrano, CA 92675
/s/ Michael P. Castine Michael P. Castine Address: 14 Larkspur Lane Greenwich, CT 06831
/s/ Daniel Gressel Daniel Gressel Address: 55 Cedar Cliff Road Greenwich, CT 06878
/s/ Michael Downey Michael Downey Address: 7940 SE Golfhouse Drive Hobe Sound, FL 33455
/s/ James J. Cahill James J. Cahill Address:
/s/ John Merchant John Merchant Address:

Schedule 1

Prospect Founder	Shares of Prospect Common Stock Held	Pro Rata Percentage	Shares Forfeited to Prospect

Flat Ridge Investments LLC	3,271,753	52.348048%	1,347,964

LLM Structured Equity Fund L.P.	1,475,404	23.606464%	607,867

LLM Investors L.P.	30,110	0.481760%	12,406

CMS Platinum Fund, L.P.	376,378	6.022048%	155,068

SJC Capital LLC	138,021	2.208336%	56,865

Michael P. Castine	138,021	2.208336%	56,865

Daniel Gressel	138,021	2.208336%	56,865

Michael Downey	138,021	2.208336%	56,865

James J. Cahill	406,250	6.50%	167,375

John Merchant	138,021	2.208336%	56,865

Total	6,250,000	100%	2,575,000

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  Exhibit 10.20